Exhibit 10.12
RealNetworks, Inc. 2005 Stock Incentive Plan
Restricted Stock Units Terms and Conditions
     Restricted Stock Units Terms and Conditions (the “Agreement”) made and entered into as of the effective date (the “Grant Date”) set forth in the Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement attached hereto (the “Notice of Grant”), by and between RealNetworks, Inc., a Washington corporation (the “Company”), and you (the “Participant”) pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.
     1. Grant of Restricted Stock Units. The Company hereby grants to the Participant pursuant to the Plan Restricted Stock Units, subject to the terms of this Agreement and the Plan. Each Restricted Stock Unit shall be deemed to be the equivalent of one Share.
     2. Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the Restricted Stock Units. On each date that cash dividends are paid on the Shares, the Company will credit the Account with a number of additional Restricted Stock Units equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to shareholders. The additional Restricted Stock Units shall be or become vested to the same extent as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units.
     3. Vesting. Except as otherwise provided herein, the vesting schedule applicable to the Restricted Stock Units credited to the Account shall be as set forth in the Notice of Grant. The Restricted Stock Units shall cease to vest upon the Participant’s termination of employment. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date that any installment of the Restricted Stock Units vests.
     4. Termination of Employment.
          (a) Termination by Company Other Than for Cause. If the Company terminates the employment of the Participant for any reason other than for Cause (as defined in paragraph (c) of this Section) and the Restricted Stock Units credited to the Account are not fully vested, the next installment of the Restricted Stock Units credited to the Account scheduled to vest (if any) shall vest on a pro rata basis for the portion of the year elapsed since the date on which the vesting of the Restricted Stock Units credited to the Account commences or the last anniversary thereof, expressed in full months (the “Pro Rata Portion”), provided that the Participant executes and delivers a Settlement Agreement and Release (“Release”) satisfactory to the Company before the Effective Date (as defined in the Release). For purposes hereof, employment shall not be considered as having terminated during any leave of absence if the leave of absence has been approved in writing by the Company; in the event of any unpaid leave of absence, vesting of the Restricted Stock Units credited to the Account shall be suspended (and the unpaid portion of the leave of absence shall be added to all vesting installment dates) unless otherwise determined by the Committee.
          (b) Termination by Company for Cause. If the employment of the Participant is terminated by the Company for Cause (as defined below), the Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.
          (c) Cause. For purposes of this Agreement, “Cause” means conduct involving one or more of the following: (i) the conviction of the Participant, or plea of nolo contendere by the Participant to, a felony or misdemeanor involving moral turpitude; (ii) the indictment of the Participant for a felony or misdemeanor involving moral turpitude under the federal securities laws; (iii) the substantial and continuing failure of the Participant after written notice thereof to render services to the Company in accordance with the terms or requirements of the Participant’s employment for reasons other than illness or incapacity; (iv) the willful misconduct or gross negligence by the Participant; (v) fraud, embezzlement, theft, misrepresentation or dishonesty by the Participant involving the Company or any Subsidiary, or willful violation by the Participant of a policy or procedure of the Company, resulting in any case in significant harm to the Company; or (vi) the Participant’s violation of any confidentiality or non-competition agreements with the Company or its Subsidiaries.
          (d) Termination by Participant. If the Participant terminates his or her employment for any reason other than death or disability, the Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.

     5. Death; Disability.
          (a) Death. If the Participant’s employment terminates due to the Participant’s death, the Restricted Stock Units credited to the Account will fully vest on the date of termination of employment.
          (b) Disability. If the Participant’s employment is terminated by reason of his or her disability and the Restricted Stock Units credited to the Account are not fully vested, the Pro Rata Portion of the next installment of the Restricted Stock Units credited to the Account scheduled to vest (if any) shall vest. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     6. Payment of Restricted Stock Units. The Company shall make a payment to the Participant of the vested Restricted Stock Units credited to the Account as provided in Section 7 upon the date the Restricted Stock Units vest. The Participant may elect, in accordance with procedures adopted by the Company, to change the payment date determined in accordance with the first sentence of the preceding paragraph by written notice to the Company at least 12 months prior to the payment date, provided that the new payment date must be at least five years after the previously applicable payment date. Notwithstanding the foregoing, upon:
          (a) The death of the Participant prior to the new payment date, payment shall be accelerated to the date of the Participant’s death and paid in accordance with the provisions of Section 9; and
          (b) The occurrence of a Section 409A CIC (as defined in Appendix B), payment shall be accelerated to the date of such Section 409A CIC and paid in Shares (or, if applicable, in shares of the common stock of the Surviving Corporation or the Parent Corporation).
     7. Form of Payment. Payment pursuant to Section 6 shall be made in Shares equal to the number of vested Restricted Stock Units credited to the Account. Payment shall be made as soon as practicable after the applicable payment date, but in no event later than 30 days after the date established pursuant to Section 7.
     8. Beneficiary. In the event of the Participant’s death prior to payment of the Restricted Stock Units credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant, such payment shall be made to the Participant’s estate.
     9. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of the Restricted Stock Units imposes any obligation on the Company or its Subsidiaries to continue the Participant’s employment, or limit in any way the rights of the Company or a Subsidiary to terminate the Participant’s employment at any time.
     10. No Rights as Shareholder. The Participant shall have no rights as a stockholder with respect to any Shares subject to the Restricted Stock Units until such Shares have been issued.
     11. Adjustment for Capital Changes. The Plan contains provisions covering the treatment of options in the event of mergers, stock splits, spin-offs and certain other corporate transactions. Provisions in the Plan for such adjustment are hereby made applicable hereunder and are incorporated herein by reference.
     12. Change in Control; Corporate Transaction. Provisions regarding a Change in Control and a Corporate Transaction are set forth on Appendix A.
     13. Withholding. Prior to the issuance of Shares in payment of the Restricted Stock Units credited to the Account the Participant must pay to the Company, or make satisfactory provision to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the payment of such Restricted Stock Units. The Participant agrees that the Company may withhold such taxes from the Participant’s wages or other remuneration. In the discretion of the Company, the taxes may be withheld in kind from the Shares otherwise deliverable to the Participant on payment of the Restricted Stock Units credited to the Account.
     14. Policy on the Avoidance of Insider Trading. The Participant acknowledges that he/she has received and read the RealNetworks Policy on the Avoidance of Insider Trading, and, if applicable, the Addendum to the Policy on the Avoidance of Insider Trading, and the Participant agrees to comply with the Policy’s terms, together with the Addendum, if applicable.

     15. 10b5-1 Trading Plan. Participant acknowledges that he or she is responsible for paying any applicable taxes required by law to be withheld in respect of the issuance of the Shares upon vesting of the Restricted Stock Units even if the Participant does not sell any Shares issuable upon the vesting of the Restricted Stock Units. Because Participant may be prevented from selling Shares pursuant to the Company’s Policy on the Avoidance of Insider Trading (the “Policy”) at the time of the vesting of the Restricted Stock Units, Participant should consider entering into a 10b5-1 trading plan that ensures the Participant will be permitted to sell Shares sufficient to cover his or her tax liability even if the trading window is closed or the Participant would otherwise be prohibited from selling Shares under the terms of the Policy. The Participant acknowledges that the Company will not release Shares to the Participant until the applicable taxes required by law to be withheld upon vesting of the Restricted Stock Units have been paid in full. The Company will not be responsible for any losses or damages resulting from any delay in releasing the Shares to the Participant upon the vesting of the Restricted Stock Units as a result of the Participant’s failure to make full payment of the required taxes in a timely manner upon the vesting of the Restricted Stock Units.
     16. Compliance with Section 409A of the Code.
          (a) Automatic Delay of Payment. Notwithstanding anything contained in this Agreement to the contrary, if the Company determines that as of the date of payment the Participant is a “specified employee” (as such term is defined under Section 409A of the Code), any Shares (or shares of the common stock of the successor company in the event of a Change in Control) payable by reason of the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than death or “disability” (as such term is defined under Section 409A of the Code) will not be paid until the date that is six months following the date of termination of employment (or such earlier time permitted under Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).
          (b) General. This Agreement is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. Payment under this Agreement shall be made in a manner that will comply with section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. Any provision of this Agreement that would cause the payment or settlement thereof to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code.
     17. Miscellaneous.
          (a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address indicated on the signature page below or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.
          (b) Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all understandings between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
          (c) Cost of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney’s fees shall be included as part of the judgment.
          (d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.
          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including the Participant’s heirs, executors, administrators and legal representatives.
          (f) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Washington, without giving effect to the principles of the conflicts of laws thereof.

APPENDIX A
Change in Control; Corporate Transaction
I. Change in Control
     Notwithstanding anything contained herein to the contrary, if (i) the Restricted Stock Units credited to the Account are assumed or substituted for on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation) immediately following the Change in Control and (ii) within twenty-four (24) months after a Change in Control the Participant’s employment is terminated by the Company or its successor without Cause or by the Participant for Good Reason, all of the Shares subject to the Option shall be vested immediately. Furthermore and notwithstanding anything contained herein to the contrary, if the Restricted Stock Units credited to the Account are not assumed or substituted for immediately following the Change in Control on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation), all of the Shares subject to the Restricted Stock Units credited to the Account shall vest immediately upon the Change in Control. If the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the Restricted Stock Units unless it takes explicit action to the contrary.
     For purposes of this Agreement:
          “Change in Control” means the occurrence of any one of the following events:
          (i) during any period of twenty-four (24) consecutive months, individuals who, at the beginning of the period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
          (ii) any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;
          (iii) the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
          “Good Reason” means:
          (i) a reduction by the Company or its successor of more than 10% in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control;
          (ii) a reduction by the Company or its successor of more than 10% of the Participant’s individual annual target or bonus opportunity; or
          (iii) any requirement of the Company that Participant be based anywhere more than fifty (50) miles from Participant’s primary office location at the time of the Change in Control and more than fifty (50) miles from Participant’s principal residence at the time of the Change in Control.
II. Corporate Transaction
     Notwithstanding anything contained herein to the contrary, in the event of a Corporate Transaction that is not a Change in Control, the surviving corporation or acquiring corporation may assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation or acquiring corporation, or the parent company of the surviving or acquiring corporation). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding anything contained herein to the contrary, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), then all of such Restricted Stock Units shall become fully vested immediately prior to the Corporate Transaction if the Participant is then an Employee.
     For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.
III. Form and Timing of Payment
     Payment of Restricted Stock Units that vest pursuant to the first sentence of Part I of this Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the Surviving Corporation or Parent Corporation) as soon as practicable following the termination of employment referred to in such sentence. Payment of Restricted Stock Units that vest pursuant to the second sentence of Part I of Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the Surviving Corporation or the Parent Corporation), as soon as practicable following the earliest of (i) the date of the Change in Control if such Change in Control is also a Section 409A CIC (as defined in Appendix B), (ii) the applicable date on which the Restricted Stock Units vest or (iii) the date of the Participant’s termination of employment with the Company and its Subsidiaries for any reason. Payment of Restricted Stock Units that vest pursuant to the second sentence of Part II of this Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), as soon as practicable following the earliest of (i) the date of the Corporate Transaction if such Corporate Transaction is also a Section 409A CIC, (ii) the applicable on which the Restricted Stock Units vest or (iii) the date of the Participant’s termination of employment with the Company and its Subsidiaries for any reason.

APPENDIX B
     For purposes of this Agreement, “Section 409A CIC” means and shall be deemed to have occurred as of the date of the first to occur of the following events:
          (a) Any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Section 409A CIC. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
          (b) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. However, if any Person or Group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Section 409A CIC;
          (c) A majority of members of the Company’s Board is replaced during any 12-month period by Participants whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election; or
          (d) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Section 409A CIC shall be deemed to occur under this subsection (d) as a result of a transfer to:
               (i) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
               (ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
               (iii) A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
               (iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
     For these purposes, the term “Person” shall mean an individual, Company, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Commission, modified to the extent necessary to comply with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B), or any successor thereto in effect at the time a determination of whether a Section 409A CIC has occurred is being made.